UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

The Arena Group Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	001-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Vesey Street, 24th Floor
New York, NY	10281
(Address of principal executive offices)	(Zip Code)

212-321-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AREN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 12, 2024, The Arena Group Holdings, Inc. (the “Company”) held its Annual Meeting for the purposes of (i) electing six directors named in the Company’s Proxy Statement and (ii) ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The final results of the stockholder vote are set forth below.

Proposal No. 1 — Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
H. Hunt Allred	29,148,089	247,267	3,595,925
Laura Lee	29,343,317	52,039	3,595,925
Christopher Petzel	29,072,068	323,288	3,595,925
Cavitt Randall	29,307,237	88,119	3,595,925
Christopher Fowler	29,278,901	116,455	3,595,925
Carlo Zola	29,135,193	260,163	3,595,925

Proposal No. 2 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,738,109	230,849	22,323	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARENA GROUP HOLDINGS, INC.

Date: December 16, 2024

	By:	/s/ Sara Silverstein
	Name:	Sara Silverstein
	Title:	Chief Executive Officer